Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-180049

PROSPECTUS

4,532,300 Shares of Common Stock

Alamo Group Inc.
Common Stock

This prospectus relates to the offer and sale from time to time of up to 4,532,300 shares of Alamo Group Inc. common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus.  This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares.  We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus or any prospectus supplement.  The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions.  We are filing the registration statement pursuant to contractual obligations that exist with the selling stockholders.

Our common stock is listed on the NYSE under the symbol “ALG.”  On March 28, 2012, the last reported sale price of our common stock on the NYSE was $29.71 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

The date of this prospectus is March 28, 2012.

We have not, and the selling stockholders have not, authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated by reference herein or therein.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.  Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE COMPANY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
MARKET AND INDUSTRY DATA	3
USE OF PROCEEDS	3
DIVIDEND POLICY	3
SELLING STOCKHOLDERS	3
MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS	4
DESCRIPTION OF CAPITAL STOCK	5
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
WHERE YOU CAN FIND MORE INFORMATION	10

The distribution of this prospectus and any applicable prospectus supplement may be restricted by law in certain jurisdictions.  You should inform yourself about, and observe, any of these restrictions.  This prospectus and any applicable prospectus supplement does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Alamo Industrial®, Terrain King®, Tiger™, Gradall®, VacAll™, Schwarze®, Nite-Hawk™, Henke®, Tenco®, Bush Hog®, Rhino®, Earthmaster®, M&W®, SMC™, Herschel™, Valu-Bilt®, Fuerst®, Schulte®, McConnel®, Bomford®, Spearhead™, Twose™, SMA®, Forges Gorce™, Faucheux™, Rousseau™ and Rivard® , among others, are trademarks of Alamo Group Inc.

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, the selling stockholders may offer and sell, from time to time, up to 4,532,300 shares of our common stock, in one or more offerings and at prices and on terms that they determine at the time of the offering.  This prospectus provides you with a general description of the common stock that the selling stockholders may offer in the future.  You should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision.  Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus.  Statements contained or deemed to be incorporated by reference in this prospectus or any prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference.  Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “the Company,” “the registrant” and “Alamo Group” refer to Alamo Group Inc. and its direct and indirect subsidiaries on a consolidated basis, and the terms “selling stockholder” or “selling stockholders” refer to Capital Southwest Venture Corporation, Capital Southwest Corporation or Duroc LLC.

THE COMPANY

We are a global leader in the design and manufacture of high quality agricultural equipment and infrastructure maintenance equipment for governmental and industrial use.  Our products include tractor-mounted mowing and other vegetation maintenance equipment, street sweepers, excavators, vacuum trucks, snow removal equipment, pothole patchers, zero turn radius mowers, agricultural implements and related aftermarket parts and services.  We emphasize high quality, cost-effective products for our customers and strive to develop and market innovative products while constantly monitoring and seeking to contain our manufacturing and overhead costs.  We have a long-standing strategy of supplementing our internal growth through acquisitions of businesses or product lines that currently complement, command, or have the potential to achieve a meaningful share of our niche markets.  We have approximately 2,500 employees and operate a total of eighteen plants in North America, Europe and Australia.  We sell our products primarily through a network of independent dealers and distributors to governmental end-users, related independent contractors, as well as to the agricultural and commercial turf markets.  We operate primarily in the United States, England, France, Canada and Australia.

The predecessor corporation to Alamo Group Inc. was incorporated in the State of Texas in 1969, as a successor to a business that began selling mowing equipment in 1955, and Alamo Group Inc. was reincorporated in the State of Delaware in 1987. Our principal executive office is located at 1627 E. Walnut Street, Seguin, Texas, 78155, and our telephone number is (830) 379-1480. Our website address is www.alamo-group.com.  Information on, or accessible through, our website is not a part of this prospectus or any applicable prospectus supplement and is not incorporated by reference in this prospectus or any applicable prospectus supplement.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K, filed with the SEC and incorporated herein by reference.  You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, incorporated by reference herein.  You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition, forward-looking statements may be made orally or in press releases, conferences, reports or otherwise, in the future by or on behalf of the Company.  Statements that are not historical are forward-looking.  When used by us or on our behalf, the words “expect,” “will,” “estimate,” “believe,” “intend,” “could,” “should,” “anticipate,” “project,” “forecast,” “plan,” “may” and similar expressions generally identify forward-looking statements made by us or on our behalf.  Forward-looking statements involve risks and uncertainties.  These uncertainties include factors that affect all businesses operating in a global market, as well as matters specific to the Company and the markets we serve.  Certain particular risks and uncertainties that continually face us include the following:

•	budget constraints and revenue shortfalls which could affect the purchases of our type of equipment by governmental customers and related contractors in both domestic and international markets;

•	market acceptance of new and existing products;

•	our ability to maintain good relations with our employees;

•	our ability to hire and retain quality employees;

•	changes in the prices of agricultural commodities, which could affect our customers’ income levels; and

•	impairment in the carrying value of goodwill.

In addition, we are subject to risks and uncertainties facing the industry in general, including the following:

•	impact of tighter credit markets on the Company, its dealers and end-users;

•	changes in business and political conditions and the economy in general in both domestic and international markets;

•	increase in unfunded pension plan liability due to financial market deterioration;

•	price and availability of critical raw materials, particularly steel and steel products;

•	increased competition;

•	our ability to develop and manufacture new and existing products profitably;

•	adverse weather conditions such as droughts, floods, snowstorms, etc., which can affect the buying patterns of our customers and related contractors;

•	increased costs of complying with new regulations;

•	the potential effects on the buying habits of our customers due to animal disease outbreaks;

•	adverse market conditions and credit constraints which could affect our customers and end-users, such as cutbacks on dealer stocking levels;

•	changes in market demand;

•	financial market changes including changes in interest rates and fluctuations in foreign exchange rates;

•	the inability of our suppliers, customers, creditors, public utility providers and financial service organizations to deliver or provide their products or services to us;

•	abnormal seasonal factors in our industry;

•	unforeseen litigation;

•	changes in domestic and foreign governmental policies and laws, including increased levels of government regulation and changes in agricultural policies;

•	government actions, including budget levels, regulations and legislation, relating to the environment, commerce, infrastructure spending, health and safety; and

•	amount of farm subsidies and farm payments.

We wish to caution readers not to place undue reliance on any forward-looking statement and to recognize that the statements are not predictions of actual future results.  Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above and under “Risk Factors” in this prospectus and any applicable prospectus supplement, as well as others not now anticipated.  The foregoing statements are not exclusive and further information concerning us and our businesses, including factors that could potentially materially affect our financial results, may emerge from time to time.  It is not possible for management to predict all risk factors or to assess the impact of such risk factors on the Company’s businesses.

MARKET AND INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus has been obtained from third party sources that we believe to be reliable.  We have not independently verified such third party information and cannot assure you of its accuracy or completeness.  While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from any sales of shares of our common stock from time to time by any selling stockholder named in this prospectus or in a prospectus supplement. The proceeds from the offering are solely for the account of the selling stockholders.  We have agreed, however, to pay certain expenses relating to the registration of the shares of common stock under applicable securities laws.

DIVIDEND POLICY

We have paid quarterly dividends of $0.06 since the third quarter of 1999.  We expect to continue our policy of paying regular cash dividends, but only if and to the extent dividends are declared by our Board of Directors and permitted by applicable law and by the terms of our amended and restated revolving credit facility.  The declaration and payment of dividends are not cumulative and will depend upon our future earnings, capital requirements, financial condition, future prospects, and other factors deemed relevant by our Board of Directors, and is restricted by the terms of our amended and restated revolving credit facility.  Dividend payments are not guaranteed, and our Board of Directors may decide, in its absolute discretion, not to pay dividends.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement the shares to which this prospectus relates.  The selling stockholders may sell all, a portion or none of their shares at any time.  The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

	Beneficial Ownership Prior to Resale Offering (1)		Maximum Number of Shares that May Be Sold Under This Prospectus	Shares Owned After the Completion of the Offering(s)Under This Prospectus
Selling Shareholder	Shares of Common Stock	Percentage of Common Stock		Shares of Common Stock	Percentage of Common Stock

Capital Southwest Corporation (2)	2,832,300	23.85%	2,832,300	0	0%

Duroc LLC (3)	1,700,000	14.32%	1,700,000	0	0%

(1)      Based on 11,874,779 shares of our common stock outstanding as of March 12, 2012, and determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative for any other purpose.

(2)      Includes shares owned by Capital Southwest Corporation (172,300 shares), and its subsidiary Capital Southwest Venture Corporation (2,660,000 shares).  Gary L. Martin, one of our directors, serves as Chairman of the Board, President and CEO of both Capital Southwest Corporation and Capital Southwest Venture Corporation.  See “Material Relationships with Selling Stockholders.”

(3)      Based on Schedule 13D, dated October 29, 2009, by which Duroc LLC and Henry Crown and Company (“HC&Co”) reported that on October 22, 2009, they had shared voting power over 1,700,000 shares, had sole voting power over none of the shares and had shared dispositive powers over 1,700,000 shares.  Duroc LLC and HC&Co have beneficial ownership in 1,700,000 shares as of October 22, 2009.

MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS

Board of Directors

Gary L. Martin, Chairman of the Board, President and CEO of both Capital Southwest Venture Corporation and Capital Southwest Corporation, also serves as a director of the Company.  He has shared voting and investment power with respect to the shares of the Common Stock owned by Capital Southwest Venture Corporation and Capital Southwest Corporation, and he also has in his name 7,200 shares available for exercise under non-qualified stock options.

We entered into an Investor Rights Agreement, dated as of October 22, 2009, or the “Investor Rights Agreement,” with Duroc LLC (formerly known as “Bush Hog, LLC”), pursuant to which Duroc LLC has the right for a period of three years from the date of that agreement to nominate a director to our Board of Directors, or if no nomination is sought, name a non-voting board observer.  Duroc LLC has appointed a non-voting board observer who, among other rights and with certain restrictions, is entitled to attend all meetings of our Board of Directors as an observer.

Registration Rights

The shares of common stock offered by the selling stockholders are being registered in accordance with registration rights granted by us to the selling stockholders.

In accordance with agreements entered into by the predecessor of the Company, Capital Southwest Corporation and Capital Southwest Venture Corporation are entitled to certain rights with respect to the registration of the common stock owned by them under the Securities Act.  Subject to certain limitations and conditions, the terms of such agreements require that the Company include shares of the Company’s common stock owned by Capital Southwest Corporation and Capital Southwest Venture Corporation at their request in any registration of securities under the

Securities Act and provides Capital Southwest with certain rights to require the Company at any time to file a registration statement covering such shares common stock under the Securities Act.  Generally, the Company is required to bear the expense of the aforementioned registrations and has agreed to indemnify Capital Southwest Corporation and Capital Southwest Venture Corporation against certain liabilities relating to such registrations.  We are filing this registration statement pursuant to these contractual obligations.

In accordance with the Investor Rights Agreement, the Company has granted Duroc LLC certain rights with respect to the registration of the common stock owned by them under the Securities Act.  At any time beginning two years following the date of the Investor Rights Agreement, Duroc LLC has certain rights to require the Company at any time, subject to certain limitations, to file a registration statement under the Securities Act covering all or part of the shares of our common stock held by them.  Furthermore, if the Company proposes to register any of its securities under the Securities Act, Duroc LLC has the right to request that the Company include in such registration under the Securities Act the shares of common stock owned by Duroc LLC.  Pursuant to the Investor Rights Agreement, , the Company is generally required to bear the expense of the registrations and has agreed to indemnify Duroc LLC against certain liabilities relating to such registrations.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.10 par value, of which 11,874,779 shares (excluding treasury shares) were issued and outstanding as of March 12, 2012.  Such outstanding shares are have been fully paid and are non-assessable.  Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, to receive dividends out of funds legally available for distribution when and if declared by the Board of Directors, and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of liquidation, dissolution or winding-up of the Company. The common stock is not subject to a sinking fund.  The holders of common stock do not have cumulative voting rights.  Holders of common stock have no conversion, redemption, subscription or preemptive rights and are not subject to further calls or assessments by the Company.

Transfer Agent and Register

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Certain Effects of Authorized but Unissued Stock

The Company has 8,082,621 shares of common stock available for future issuance without stockholder approval under certain circumstances.  These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock of the Company may be to enable the Board of Directors to issue shares to third parties in order to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Anti-Takeover Effects of our Certificate of Incorporation and By-laws

The Company’s Certificate of Incorporation and By-laws contain provisions which may discourage certain types of transactions involving an actual or threatened change of control of the Company. These provisions are designed to make it more difficult to change majority control of the Board of Directors without its consent, and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal or to an unsolicited proposal to restructure or sell all or part of the Company. The Board of Directors believes that these provisions serve to encourage any person intending to attempt such a takeover to negotiate with the Board of Directors, and that the Board of Directors will therefore be better able to protect the interests of the stockholders. These provisions include the following:

Removal of Directors.  The Company’s Certificate of Incorporation and By-laws provide that a director may be removed from office only for cause, and the By-laws provide further that such removal may be made only upon the vote of the holders of at least two-thirds of the common stock.

Limitations on Calling Special Meetings.  The Company’s By-laws provide that special meetings of stockholders may be called only by the Board of Directors or by the Chairman of the Board, the President or the Secretary at the written request of a majority of the Board of Directors. This provision eliminates the stockholders’ ability under Delaware law to call special meetings.

Stockholder Action.  Stockholders may act only at an annual or special meeting of stockholders and may not act by written consent.

Amendments.  The Company’s Certificate of Incorporation and By-laws state that any amendment to certain provisions, including those provisions regarding the removal of directors and limitations on action by written consent discussed above, be approved by the holders of at least two-thirds of the common stock. This requirement will prevent a stockholder with only a majority of the common stock from avoiding the requirements of the provisions discussed above by simply repealing such provisions.

Limitation of Director Liability.  Our Certificate of Incorporation provides that our directors generally will not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties. These provisions would not limit the liability of a director for breach of the director’s duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, payment of an unlawful dividend or any unlawful stock purchase or redemption as provided under Section 174 of the Delaware General Corporation Law (the “DGCL”), or any transaction from which the director derived an improper benefit.

Indemnification of Directors and Officers.  Our Certificate of Incorporation and By-laws also provide that we will indemnify our directors and officers to the full extent permitted by Section 145 of the DGCL (or any other provision of Delaware law that may replace it). We carry liability insurance for our officers and directors and have entered into indemnification agreements with them.

It is possible that these provisions will discourage unsolicited tender offers for the Company’s common stock. This could have the incidental effect of inhibiting certain changes in management and may also prevent temporary fluctuations in the market price of the Company’s shares, which often result from actual or rumored takeover attempts. It is also possible that such provisions could make it more difficult to accomplish a transaction favorable to the interests of stockholders but that is opposed by the Board of Directors.

Delaware Anti-Takeover Law

Under Section 203 of the Delaware General Corporation Law (the “Delaware anti-takeover law”), certain “business combinations” between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iv) the business combination was approved by the Board of Directors of the corporation and ratified by 66⅔% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers, asset sales and other transactions resulting in financial benefit to an “interested stockholder.” The term “interested stockholder” is defined generally as those stockholders who beneficially own (or within three years, did own) 15% or more of a Delaware corporation’s voting stock.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such common stock from time to time after the date of this prospectus.  We will not receive any proceeds from the sale of shares of our common stock from time to time by any selling stockholder pursuant to this prospectus or any applicable prospectus supplement.  The aggregate proceeds received by the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions.  To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

The common stock offered by this prospectus may be sold or otherwise distributed from time to time:

•	directly by the selling stockholders;

•	through agents or underwriters;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of our common stock may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase our common stock may be solicited by agents designated by the selling stockholders from time to time.  Any agent involved in the offer or sale of our common stock will be named, and any commissions payable by the selling stockholders to the agent will be described, in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.  Any selling stockholder or its agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Unless otherwise permitted by law, if shares of our common stock are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include such pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

There can be no assurance that any selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot determine whether any such selling stockholder will transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

If the selling stockholders offer and sell our common stock through an underwriter or underwriters, we and the selling stockholders will execute an underwriting agreement with the underwriter or underwriters.  The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make resales of our common stock.  If underwriters are used in the sale of any of our common stock in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and the selling stockholders at the time of sale.  Our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our common stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our common stock the underwriters will be obligated to purchase all such securities if any are purchased.

If any underwriters are involved in the offer and sale of our common stock, they will be permitted to engage in transactions that maintain or otherwise affect the price of the common stock or other securities of ours.  These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids.  If an underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares of common stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing common stock in the open market. In general, purchases of common stock to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases.  As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase common stock on the open market to reduce their short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such common stock as part of the offering.

If a selling stockholder offers and sells our common stock through a dealer, such selling stockholder or an underwriter will sell our common stock to the dealer, as principal.  The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale.  Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our common stock so offered and sold.  The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The selling stockholders may solicit offers to purchase our common stock directly, and the selling stockholders may sell our common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities.  The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling stockholders may enter into agreements with agents, underwriters and dealers under which we and the selling stockholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities.  The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.  We have agreed to indemnify the selling stockholders against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute the payments such persons may be required to make in respect thereof.

Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, us or any of our affiliates or any of the selling stockholders or their respective affiliates in the ordinary course of business.

The selling stockholders may authorize their respective agents or underwriters to solicit offers to purchase our common stock at the public offering price under delayed delivery contracts.  The terms of these delayed delivery contracts, including when payment for and delivery of our common stock sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement.  The compensation received by underwriters or agents soliciting purchases of our common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of our common stock will be passed upon for us by Sidley Austin llp, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of the Company's internal control over financial reporting have been audited by KPMG LLP, independent registered public accounting firm, as stated in their reports dated March 12, 2012, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents.  Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934  (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) between the date of this prospectus and the date of the closing of each offering, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K.  You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 12, 2012;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2012; and

•	The description of our common stock contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on July 10, 1995.

Any statement contained herein or incorporated by reference in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, and, as a result, file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares covered by this prospectus. This prospectus is a part of that registration statement. The registration statement contains additional important information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. You should refer to the registration statement and its exhibits to read that information.

You may read and copy the registration statement, the related exhibits, the periodic reports we file and the other material we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s address is www.sec.gov.

Our filings are available on our investor relations website at www.alamo-group.com. Information contained in or connected to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Alamo Group Inc.
1627 East Walnut
Seguin, Texas 78155
(830) 379-1480
Attn: VP Administration

4,532,300 Shares

Alamo Group Inc.

Common Stock

PROSPECTUS

March 28, 2012